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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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
                                                          Three Months Ended                  Six Months Ended
                                                    ----------------------------         -------------------------
                                                       May 2,          April 26,          May 2,          April 26,
                                                        1999             1998              1999             1998
BASIC:

Net income available for common stockholders         $1,026,000       $1,670,000         $ 623,000       $1,411,000
                                                     ==========       ==========         =========       ==========
Weighted average number
          of common shares outstanding                5,826,000        5,814,000         5,821,000        5,811,000
                                                     ==========       ==========         =========       ==========
Basic earnings per common share                      $     0.18       $     0.29         $    0.11       $     0.24
                                                     ==========       ==========         =========       ==========

DILUTED:

Net income available for common stockholders         $1,026,000       $1,670,000         $ 623,000       $1,411,000
                                                     ==========       ==========         =========       ==========
Weighted average number
          of common shares outstanding                5,826,000        5,814,000         5,821,000        5,811,000

Dilutive effect of stock options                         15,000           24,000            24,000           24,000
                                                     ==========       ==========         =========       ==========

Weighted average number of shares outstanding         5,841,000        5,838,000         5,845,000        5,835,000
                                                     ==========       ==========         =========       ==========

Diluted earnings per common share                    $     0.18       $     0.29         $    0.11       $     0.24
                                                     ==========       ==========         =========       ==========
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